Employment Contract

First Green Lighting Limited

Party A: First Green Lighting Limited

Party B: WANG Lixia

In accordance with provisions of applicable laws and regulations of the Hong Kong Special Administrative Region of People’s Republic of China, and based upon principles of equality and willingness, equity and good faith, Party A and Party B enter into this contract after mutual agreement (hereinafter “Contract”).

Term of Employment

Party A and Party B agree with Option __a__ mentioned below in determining the term of employment:

a

Fixed-term contract: commencing on March 21, 2012 and expiring on February 28, 2014.

b

Open-end contract: commencing on _________, including a probation period starting from _________ and ending on _________.

c

Contract expiring on completion of ________________: commencing on _________ and expiring upon completion of this task.

In case the term of dispatched employment in accordance with the dispatch agreement entered into between Party A and the employing unit expires prior to the termination of Contract herein, this Contract will expire on the termination date as agreed in the dispatch agreement.

Job Responsibilities and Place of Employment

According to Party A’s requirements and after negotiation, Party B will serve as CEO of the company. Based upon demand of business and assessment of Party B’s performance, Party A may adjust Party B’s job duties reasonably and in good faith, and Party B agrees to fully comply with Party A’s arrangement.

The job duties and requirements that Party A instructs Party B to do are in compliance with the regulations and policies adopted and disclosed by Party A in accordance with law. Party B shall perform such duties and requirements as instructed by Party A and complete the specified work within the time limit to the satisfaction of specified quality requirements.

Party A and Party B agree to execute this Contract at Shanghai, China.

Working Hours, Holiday and Vacation

Party A and Party B mutually agree with Option __c__ as mentioned below with regards to working hours and vacation, and Party B will work for 40 hours/week on the average.

a

Party A implements an 8-hour-per-day working hour system. The details of working hours are arranged as follows:

For each week, work from ___ to ____, and _____ in the morning and ____ in the afternoon.

For each week, lay off on ______.

b

Party A implements a 3-shift-per-day working hour system and Party B will work in Shift ___ and will perform ______ every week.

c

Party A implements a non-fixed working hour system for Party B as CEO of the company. Party A and Party B agree to perform the system in accordance with law.

d

Party A implements a comprehensive working hour system for Party B in the position of ________. Party A and Party B agree to perform the system in accordance with law.

Party A will strictly adhere to statutory requirements in terms of working hours, limiting the occasions of working overtime in order to ensure Party B’s right of rest and health. In case it is absolutely necessary for Party B to work overtime due to business needs, party A shall negotiate and reach an agreement with the labor union and Party B, and grant compensatory day-off or overtime pay in accordance with law.

Working Conditions and Protection

Party A shall honestly disclose information relating to the position that may incur hazard of occupational disease upon Party B, and carry on safety training sessions for purpose of preventing labor accidents and reducing the employment hazard.

Party A must provide Party B with sanitary conditions and necessary labor safety equipments in accordance with national requirements. In case Party B is required to perform duties that may incur hazard of occupational disease, Party A shall carry on health examinations for Party B at regular intervals.

Party B must strictly abide by the safety operation code during the labor process. Party B is entitled to reject instructions from managers of Party A in case the instruction is in violation of the regulations and policies or Party B is forced to risk his/her life or health.

Party A shall provide necessary protection to Party B in accordance with special provisions enacted by the country concerning the protection of female and minor employees.

In case of Party B’s illness or non-work injury, Party A shall implement the national provisions concerning medical treatment.

Compensation

Party A shall pay the salary to Party B in currency at least one time per month, and shall not deduct or delay the payment without causes. In case Party B fulfils necessary duties within the statutory working hours, the salary that Party A pays to Party B shall not below the local minimum salary standard.

Party A agrees to pay the salary on the _15th day per month.

The salary of Party B within the probation period is RMB ___ Yuan per month.

After mutual negotiation and agreement, Party B’s salary and compensation shall be decided in accordance with Option _b_ as mentioned below:

a

According to the internal salary distribution method provided in the regulations and policies adopted by Party A in accordance with law, and based on the position of Party B, the monthly salary of Party B is RMB ___ Yuan.

b

Party B’s salary is decided upon the internal salary distribution method combining basic salary and performance salary. The basic monthly salary of Party B is 20000 HKD per month, and the salary will be adjusted according to the internal salary distribution method; Party B’s performance salary will be decided upon the performance, achievements and actual contribution in accordance with the internal salary distribution method.

c

According to the piecework salary system, Party B’s work quota equals to the amount of work which can be accomplished by more than 90% of the employees holding the same positions in the company within the statutory working hours. In case Party B fulfils the quota within the statutory working hours to the satisfaction of Party A’s quality requirements, Party A shall pay to Party B the full amount of salary on time.

Party A will reasonably increase Party B’s salary based upon Party A’s operational result, the salary guideline and exemplary salary published by the local government, etc.. The salary increase of Party B is decided according to _________________ (collective agreement on salary negotiation or internal salary increase method).

The overtime pay of Party B shall be decided upon the base of ____ as mutually negotiated and agreed by the Parties.

Social Insurance and Benefit

Party A and Party B participate in the social insurance program in accordance with law, and promptly contribute all types of social insurance premiums. Party B's contribution to the social insurance program required by law will be withheld and deducted by Party A from the salary that Party A shall pay to Party B.

Party A shall publish the information relating to all types of social insurance premiums contributed by Party A for Party B. Party B is entitled to and Party A shall assist in the inquiry about contributions of all types of social insurance premiums.

In case Party B suffers a work-related injury, Party A shall take prompt measures to treat and cure and submit applications to the labor authority for work-related injury identification. Party A shall carry on working ability evaluation for Party B and fulfils its obligations with regards to Party B’s entitlement to medical treatment for work-related injury.

Party A shall fulfill its obligations with regards to Party B’s entitlement to the benefits in accordance with national provisions.

Labor Disciplines

All labor disciplines adopted by Party B shall be in compliance with provisions of laws, regulations and policies, and shall be published and disclosed to Party B after going through democratic procedures. Party B shall conform to such disciplines.

Termination of Employment Contract

After mutual negotiation and agreement by both Parties, the Contract may be terminated upon one of the following circumstances:

1
The expiry of the Contract;

2 _____________________________________
_________________________________________;

3 _____________________________________
_________________________________________.

Resolution of Employment Disputes

Any labor dispute between Party A and Party B arising from the performance of this Contract can be resolved through negotiation. In case unwillingness of negotiation or the negotiation fails, either Party may request for mediation by the Mediation Committee of Labor Dispute of Party A. Either Party A or Party B may submit the dispute to the Labor Dispute Arbitration Committee (“LDAC”) for arbitration if the mediation fails, or they can directly submit the dispute to the LDAC for arbitration. Claimant shall submit a written application to the LDAC within sixty days as of the date when such dispute occurs. If the arbitral award is not satisfactory, either Party may bring a lawsuit in the People’s Court within fifteen days as of the date when the arbitral award is received.

Party B is entitled to report to labor security administration department and other corresponding authorities in any case of Party A’s breach of labor laws, regulations and ordinances and impairment of Party B’s legitimate rights and interests.

Miscellaneous

During the term of the Contract, Party B shall promptly inform Party A of any change of his/her census register address, current residence address, contact information, etc. to facilitate communications.

Issues that are not specified in this Contract shall be decided in accordance with applicable national provisions. In case there is no such applicable provisions, the Parties shall resolve the matter through equal consultation.

This Contract shall not be obliterated.

If necessary, this Contract will be written in both Chinese and English; in case of any conflict between the two versions, the Chinese one shall prevail and govern.

This Contract shall be signed in two duplicates, and each of which will be held by Party A and Party B.

This Contract takes effect on March 21, 2012.

In case both of Party A and Party B willingly apply for the certification of the Contract, the application shall be submitted to the labor security administration department within thirty days as of the date of signature hereof.

First Green Lighting Limited
Party A: First Green Lighting Limited	Party B: WANG Lixia

Signed by the Legal Representative:	Signed by: